EXHIBIT 16.1

Holtz Rubenstein Reminick LLP
125 Baylis Road
Melville, NY 11747-3823
Tel: 631.752.7400
Fax: 631.752.1742
October 27, 2010

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4.01 of Form 8-K dated October 27, 2010, of Ace Marketing & Promotions, Inc. and are in agreement with the statements contained in paragraphs 1(a) through 1(e).  We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP